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                                                                     Exhibit 5.1




                      Skadden, Arps, Slate, Meagher & Flom
                             300 South Grand Avenue
                             Los Angeles, CA  90071

                                 August 9, 1996



Paracelsus Healthcare Corporation
155 North Lake Avenue, Suite 1100
Pasadena, California 91101

          Re:  Paracelsus Healthcare Corporation Registration
               Statement on Form S-1 (Registration No. 333-07289)
               --------------------------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to Paracelsus Healthcare Corporation, a California corporation (the "Company"), in connection with the preparation of the above-referenced Registration Statement (as hereinafter defined). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of up to 6,243,350 shares of the Company's common stock, no stated value per share (the "Common Stock"). Of the shares of Common Stock covered by the Registration Statement, (i) 5,200,000 shares (the "Company Shares") are being issued and sold by the Company and (ii) up to 1,043,350 shares (the "Shareholder Shares" and, together with the Company Shares, the "Shares") are being offered and sold by certain shareholders of the Company (the "Selling Shareholders") (including 814,350 shares subject to an over-allotment option granted to the Underwriters (as hereinafter defined) by the Selling Shareholders).

          This opinion is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-07289) as filed with the Securities and Exchange Commission (the "Commission") on June 28, 1996 under the Act,

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Paracelsus Healthcare Corporation
August 9, 1996
Page 2

Amendment No. 1 thereto filed with the Commission on July 17, 1996 and Amendment No. 2 thereto filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the form of the Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into by and among the Company, the Selling Shareholders and Donaldson, Lufkin & Jenrette, Bear, Stearns & Co., Inc., Smith Barney Inc. and The Chicago Corporation, as representatives of the several underwriters named therein (together, the "Underwriters"), filed as an exhibit to the Registration Statement; (iii) the Company's Articles of Incorporation, as presently in effect; (iv) the form of Amended and Restated Articles of Incorporation of the Company (the "New Articles") filed as an exhibit to the Registration Statement, to become effective after the date hereof in connection with the merger (the "Merger") and the other transactions contemplated by the Amended and Restated Agreement and Plan of Merger, dated as of May 29, 1996, by and among the Company, Champion Healthcare Corporation and PC Merger Sub, Inc. (the "Merger Agreement"); (v) the Company's Bylaws, as presently in effect; (vi) the form of Amended and Restated Bylaws of the Company filed as an exhibit to the Registration Statement, to become effective after the date hereof in connection with the Merger and the other transactions contemplated by the Merger Agreement; and (vii) the form of a specimen certificate representing shares of Common Stock. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.


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Paracelsus Healthcare Corporation
August 9, 1996
Page 3

          Members of our firm are admitted to the bar in the State of California, and we do not express any opinion as to the laws of any other jurisdiction.

          Based upon and subject to the foregoing, we are of the opinion that when (i) with respect to the Company Shares, the issuance of the Company Shares has been duly authorized by the Board of Directors of the Company, (ii) the New Articles have been duly adopted and filed with the Secretary of State of the State of California and became effective in accordance with applicable law,
(iii) with respect to the Shareholder Shares, a certificate of merger has been duly adopted and filed with the Secretary of State of the State of Delaware in accordance with the terms of the Merger Agreement and becomes effective in accordance with applicable law, (iv) the Underwriting Agreement has been duly executed and delivered, and (v) certificates representing the Shares in the form of the specimen certificates examined by us have been signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to and paid for by the Underwriters as contemplated by the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

          We hereby consent to the reference to our firm in the Registration Statement under the caption "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                         Very truly yours,



                         Skadden, Arps, Slate, Meagher & Flom